Exhibit 23(b)

Exhibit (23)(b) to Report

On Form 10-K for Fiscal

Year Ended June 30, 2008

By Parker-Hannifin Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-143226, 333-02761, 333-47955 and 333-88206) and Forms S-8 (Nos. 33-53193, 333-95477, 333-34542, 333-103181, 333-103633, 333-107691, 333-117761, 333-126957 and 333-130123) of Parker Hannifin Corporation of our report dated August 16, 2007, except for Note 1—“Stock Split”, as to which the date is October 1, 2007, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

August 28, 2008